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                                  EXHIBIT 23.3






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                           [R.P. FINANCIAL LETTERHEAD]

September 17, 2001



Board of Directors
Wayne Savings Bankshares, MHC
Wayne Savings Bancshares, Inc.
151 North Market Street
Wooster, Ohio   44691-7858

Members of the Board of Directors:

         We hereby consent to the use of our firm's name in the Form AC Application for Conversion and in the Form SB-2 Registration Statement for Wayne Savings Bancshares, Inc. We also hereby consent to the inclusion of, summary of and references to our Appraisal and our statement concerning subscription rights in such filings including the prospectus of Wayne Savings Bancshares, Inc.


                                                  Sincerely,

                                                  RP FINANCIAL, LC.

                                                  /s/Gregory E. Dunn
                                                  ---------------------
                                                  Gregory E. Dunn
                                                  Senior Vice President